Exhibit 10.12

RESTRICTED STOCK AWARD AGREEMENT

THIS AWARD OF RESTRICTED STOCK (this "Award") made as of the ___ day of ______________ 20__ by Photronics, Inc., a Connecticut corporation (the "Company"), to #ParticipantName# (the "Recipient").

WITNESSETH:

1)
Award. The Company, in accordance with the approval of  the Compensation Committee of the Board of Directors (the "Committee"), and subject to the terms and conditions of the Company's 2016 Equity Incentive Compensation Plan (the "Plan") has granted on the date hereof to Recipient a restricted stock award (the "Award") of #QuantityGranted# shares of the Company's common stock, par value $0.01 per share ("Common Stock"), conditioned upon the achievement of all of the terms and conditions set forth on Exhibit "A" hereto and subject to all of the specific terms and conditions set forth in this Award.  Recipient acknowledges receipt of a copy of the Plan, which is incorporated herein by reference.

2)
Forfeiture. The shares subject to the Award shall be forfeited unless all of the terms and conditions set forth in this Award (including the terms and conditions set forth on Exhibit "A" hereto) have been satisfied and complied with, or, to the extent permitted by the Plan, have been waived by the Committee.  Until all risk of forfeiture of the shares subject to the Award shall have lapsed, the certificates representing such shares shall be held by the Company.

3)
Voting and Other Rights of Stockholder. Upon issuance in accordance with the Plan of the shares subject to the Award, Recipient shall, subject to the provisions of this Award and the Plan, have the rights of a stockholder with respect to such shares, including the right to vote such shares, but all dividends and distributions paid or made with respect to such shares shall be held by the Company subject to the restrictions, terms and conditions of this Award (including the terms and conditions set forth on Exhibit "A" hereto) and the Plan.

4)
Certificates. The Company will hold the restricted stock subject to this stock award agreement  until the stock is released upon achievement of and compliance with all of the terms of this Award (including the terms and conditions set forth on Exhibit “A” hereto) and the Plan.  Upon satisfaction of the terms of this Award and proper vesting of the stock, the stock will be released to a broker account registered in the name of Recipient, and, if deemed necessary by counsel to the Company, legended to evidence any commitments given or restrictions imposed pursuant to this instrument or otherwise.

5)
No Right of Employment. Nothing in the Plan or this Award shall confer upon Recipient any right to continue in the employ of the Company or any of its present or future Subsidiaries (as "Subsidiary" is defined in the Plan) or interfere in any way with the right of the Company or the Subsidiaries to terminate such employment at any time without liability to the Company or the Subsidiaries.

6)	Representations. Recipient, in accepting the Award, represents and agrees that, in the event of receipt of any shares subject to the Award:

(a)
The shares of Common Stock acquired will be acquired for investment and not with a view to the sale or distribution thereof; provided, however, that such restrictions shall be deemed removed and inoperative upon the registration under the Securities Act of 1933, as amended, of the shares of Common Stock subject to the Award; and,

(b)
The 2016 Equity Incentive Compensation Plan allows satisfaction of withholding taxes by "net settling" an equivalent value of shares. The Company will net settle the shares awarded hereunder.  Please note that you still may owe additional taxes to the Federal government or your local State government depending on your tax bracket; however, if you participate in net settlement you will not owe any additional taxes to the Company.

The fair market value of the number of shares of Common Stock that vest, from this stock award grant, will be treated as compensation, reported by the Company on IRS Form W-2, and subject to withholding for applicable income and employment taxes.  The Company will determine the amount of your withholding in accordance with the applicable IRS regulations and satisfy this obligation by “netting” from your award shares of Common Stock with a fair market value equal to your obligation.  The Company calculates withholding at the supplemental wage rate or the maximum withholding rate, as applicable, imposed by law where required.

Net settlement is not available for non-US tax payers.

When the restricted stock vests the tax basis in the shares relating to the vesting will equal the total pre-tax income included in your W-2.

An example of how net settlement works is set forth below:

If an employee has a restricted stock grant of 100 shares that vested, 27 will be withheld by the Company immediately to cover for taxes and the remaining 73 shares delivered to the employee brokerage account.

- W-2 income reported will include the total value of 100 shares as income.

- W-2 taxes withheld will include the value of 27 shares withheld to pay income taxes.

7)
Transferability; Successors and Assigns. Until the shares subject to the Award are no longer subject to forfeiture, such shares shall not be transferable (except as permitted under the Plan, including without limitation Section 13(a) thereof) and may not be pledged or otherwise hypothecated.  Subject to Section 8 below, if at any time Recipient is no longer employed by the Company or a Subsidiary for any reason, all shares subject to the Award which then remain subject to forfeiture, and all dividends and distributions with respect to such shares, shall thereupon be forfeited and automatically transferred to and re-acquired by the Company at no cost to the Company.  The Award shall not be affected by any change of employment so long as Recipient continues to be an employee of the Company or any Subsidiary thereof or of a corporation or its parent or subsidiary issuing or assuming stock options of the Company in a transaction to which Section 424(a) of the Internal Revenue Code of 1986, as amended, applies.  If Recipient is employed by a Subsidiary which, for any reason, ceases to be a Subsidiary, Recipient's employment with such Subsidiary shall be deemed to be terminated on the date that such Subsidiary ceases to be a Subsidiary. This Award shall be binding upon and enure to the benefits of any successor or assignee of the Company.

8)
Exceptions on Certain Terminations. Notwithstanding anything to the contrary contained herein, if Recipient's employment is terminated with the consent of the Company or by reason of death, disability, or normal retirement, the Committee may, in its sole discretion, deem that the restrictions, terms, and conditions of this Award have been met for all or part of the shares subject hereto, subject to further terms and conditions, if any, as the Committee may determine.

9)
Competitive Activities. If, while an employee or director of the Company or a Subsidiary thereof or at any time within one (1) year after Recipient ceases to be an employee or non-employee director of the Company or a Subsidiary thereof, Recipient engages in any activity in competition with any activity of the Company or a Subsidiary thereof, including, but not limited to:

(a)	conduct related to the Recipient's employment for which either criminal or civil penalties against the Recipient may be sought;

(b)	violation of Company policies, including, without limitation, the Company's insider trading policy;

(c)
accepting employment with or serving as a consultant, advisor or in any other capacity to an employer that is in competition with or acting against the interests of the Company or a Subsidiary thereof, including employing or recruiting any present, former or future employee of the Company or a Subsidiary thereof;

(d)	disclosing or misusing any confidential information or material concerning the Company; or

(e)	participating in a hostile takeover attempt, then:

i)
the Award and any stock options and other restricted stock awards from the Company (collectively "Grants") shall terminate effective the date on which Recipient enters into such activity, unless terminated sooner by operation of another term or condition of the Plan or the plan under which such Grants were granted;

iii)
the aggregate of the closing market value on the date the forfeiture provision expired for all shares subject to the restricted stock awards included in the Grants as to which the forfeiture provision expired within one (1) year prior to the date (the "Termination Date") that Recipient ceased to be a director, employee, consultant, advisor, or independent contractor, or within one (1) year after the Termination Date, shall be paid by the Recipient to the Company.

By accepting this Award, Recipient consents to a deduction from any amounts the Company owes the Recipient from time to time (including amounts owed as wages or other compensation, fringe benefits or vacation pay, as well as any other amounts owed by the Company), to the extent of the amounts the Recipient owes the Company under the foregoing provisions of this Section 9.  Whether or not the Company elects to make any set-off in whole or in part, if the Company does not recover by means of set-off the full amount the Recipient owes it, calculated as set forth above, the Recipient agrees to pay immediately the unpaid balance to the Company.  Recipient may be released from his/her obligations under this Section 9 only by the Board of Directors or the Compensation Committee of the Company.

10)	Plan Governs. The Award and Recipient shall be subject to and bound by the terms and conditions of the Plan, including relating to exercise thereof.

11)
Entire Agreement. This Award (together with the Plan) constitutes the entire obligation of the Company as to the subject matter hereof, superseding any and all prior written and prior or contemporaneous oral agreements or understandings.

12)
Governing Law. All questions concerning the construction, validity and interpretation of this agreement shall be governed by, and construed in accordance with, the laws of the State of Connecticut, without regard to the choice of law principles thereof.

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IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

PHOTRONICS, INC.

By:
EVP, Chief Administrative Officer &
General Counsel and Secretary

Recipient:

#Signature#

Date: #AcceptanceDate#

EXHIBIT "A"

The vesting of the Shares shall be subject to the following conditions:

ONE-QUARTER	of the shares shall vest on the first anniversary after the date of this Award so long as Recipient is still an employee of the Company or a Subsidiary thereof.

ONE-QUARTER	of the shares shall vest on the second anniversary after the date of this Award so long as Recipient is still an employee of the Company or a Subsidiary thereof.

ONE-QUARTER	of the shares shall vest on the third anniversary after the date of this Award so long as Recipient is still an employee of the Company or a Subsidiary thereof.

ONE-QUARTER	of the shares shall vest on the fourth anniversary after the date of this Award so long as Recipient is still an employee of the Company or a Subsidiary thereof.